Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THE

RECEIVABLES FINANCING AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of October 23, 2020, is entered into by and among the following parties:

(i)	LAMAR TRS RECEIVABLES, LLC, a Delaware limited liability company, as a Borrower (the “TRS Borrower”);

(ii)	LAMAR QRS RECEIVABLES, LLC, a Delaware limited liability company, as a Borrower (the “QRS Borrower”; together with the TRS Borrower, collectively, the “Borrowers”);

(iii)	LAMAR MEDIA CORP., a Delaware corporation, as initial Servicer; and

(iv)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and as Lender.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A. The parties hereto have entered into a Receivables Financing Agreement, dated as of December 18, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B. Concurrently herewith, the Borrowers, PNC and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”).

C. The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1. Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A.

SECTION 2. Representations and Warranties of the Borrowers and the Servicer. Each Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b) Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Fee Letter, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Fee Letter, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment, the Fee Letter or the transactions contemplated hereby or thereby.

SECTION 3. Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received the following:

(a) counterparts to this Amendment executed by each of the parties hereto; and

(b) counterparts to the Fee Letter executed by each of the parties thereto and confirmation that all fees owing under the Fee Letter have been paid in accordance with its terms.

SECTION 5. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 8. GOVERNING LAW AND JURISDICTION.

(a) THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO EACH BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY ANY BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 9. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

SECTION 10. Performance Guaranty Ratification. After giving effect to this Amendment and the Fee Letter and the transactions contemplated hereby and thereby, (i) all of the provisions of the Performance Guaranty shall remain in full force and effect and (ii) the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

LAMAR TRS RECEIVABLES, LLC,
as a Borrower

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer

LAMAR QRS RECEIVABLES, LLC, as a Borrower

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer

LAMAR MEDIA CORP., as the Servicer

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer

S-1	Fourth Amendment to the Receivables
Financing Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

S-2	Fourth Amendment to the Receivables
Financing Agreement

Acknowledged and agreed:

LAMAR MEDIA CORP., as Performance Guarantor

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President, Chief Financial Officer

S-3	Fourth Amendment to the Receivables
Financing Agreement

Exhibit A

(attached)

Exhibit A

Exhibit 10.1A

EXECUTION VERSION

EXHIBIT A to

~~Third~~ Fourth Amendment to Receivables Financing Agreement, dated as of ~~June 30,~~October 23, 2020

RECEIVABLES FINANCING AGREEMENT

Dated as of December 18, 2018

by and among

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Borrowers,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

LAMAR MEDIA CORP.,

as initial Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

(a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month (excluding each Excluded Fiscal Month) during the twelve (12) most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months (which average shall be calculated excluding the Dilution Ratio for each Excluded Fiscal Month); multiplied by

(b) the quotient of (i) the highest Dilution Ratio for any Fiscal Month (excluding each Excluded Fiscal Month) during the twelve (12) most recent Fiscal Months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months (which average shall be calculated excluding the Dilution Ratio for each Excluded Fiscal Month).

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Early Opt-in Event” means the occurrence of :

(1) a determination by the Administrative Agent and/or the Borrowers that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in Section 5.06, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace USD LIBOR; and

(2) the election by the Administrative Agent and/or the Borrowers to declare that an Early Opt-in Event has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders, or by the Borrowers of written notice of such election to the Administrative Agent and the Lenders.

“Eligible Assignee” means (i) any Lender or any of its Affiliates, (ii) any Person managed by a Lender or any of its Affiliates and (iii) any other financial or other institution; provided, that no Defaulting Lender shall be an “Eligible Assignee.”

“Eligible Foreign Obligor” means an Obligor which is neither a U.S. Obligor nor a Sanctioned Person.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a) each Obligor of which is: (i) either a U.S. Obligor or an Eligible Foreign Obligor; (ii) not a Sanctioned Person; (iii) not subject to any Insolvency Proceeding; (iv) not an Affiliate of any Lamar Party; (v) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (vi) not a natural person; (vii) not a material supplier to any Originator or an Affiliate of a material supplier and (viii) not a Subject Obligor;

the Receivables Pool; provided, however, that during the continuance of a Ratings Event Level II the Administrative Agent may, upon ten (10) Business Days’ prior notice to the Borrowers, reduce the percentage in clause (ii)(x) above to 22.5%.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Fiscal Month” means each of April 2020, May 2020 and June 2020.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 5.03(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exiting Lender” has the meaning set forth in Section 2.02(h).

“Facility Limit” means, $175,000,000, as reduced or increased from time to time pursuant to the terms hereof. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.

“Minimum Funding Threshold” means, on any day, an amount equal to the lesser of (a) the product of (i) ~~50.00~~70.00% times (ii) the aggregate Commitment of all Lenders at such time and (b) the Borrowing Base at such time; provided, that the Borrowers may, prior to December 21, 2020, reduce the percentage set forth in clause (a)(i) above to a lower percentage for multiple periods of up to sixty calendar days in the aggregate, so long as, for each such period, both (x) the Borrowers have delivered no less than two days’ prior written request therefore to the Administrative Agent and each Lender (provided, that no such notice shall be required to be delivered with respect to the commencement on the Third Amendment Effective Date of such a period) and (y) the end of such period shall be no later than December 21, 2020.

“Monthly Settlement Date” means the 25th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Lamar Party or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments with respect to such Receivable, including (i) to the extent so obligated, any related advertiser or any advertising agency, agent or licensee of such advertiser or (ii) any guarantor thereof or co-obligor therewith.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Originator” means each of the QRS Originators and the TRS Originators.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Subject Obligor” means any Obligor that is engaged in the manufacture, distribution, or dispensing of cannabis or any Schedule I Controlled Substance (within the meaning of 21 CFR 1308).

“Subject Obligor Collections” means any Collections on Pool Receivables owing by any Subject Obligor.

“Subject Periods” means each ~~of the three consecutive Fiscal Month periods ending in June 2020, July 2020 and August 2020, respectively~~Fiscal Month designated as such by the Borrower by advance written notice to the Administrative Agent; provided, however, that the number of Subject Periods shall not exceed two (2).

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Borrowers on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

“Third Amendment Effective Date” means June 30, 2020.

“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of (A) the Yield Reserve Percentage, plus (B) the greater of (I) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (II) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (b) the Net Receivables Pool Balance at such time.

“Tranche Period” means, with respect to any LIBOR Loan, a period of one, two, three or six months selected by the applicable Borrower pursuant to Section 2.05. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one, two, three or six calendar months thereafter, as selected by the applicable Borrower pursuant to Section 2.05; provided, however, that if the date any Loan made continue unremedied for two (2) Business Days or (iii) Lamar shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;

(b) any representation or warranty made or deemed made by any Lamar Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Lamar Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(c) any Borrower or the Servicer shall fail to deliver an Information Package or Interim Report at the time required pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d) this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim;

(e) any Lamar Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against any Lamar Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Lamar Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f) (i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 3.50%, (B) the Delinquency Ratio shall exceed, (x) solely with respect to any Subject Period, ~~11.00~~16.00% and, (y) otherwise, ~~8.00~~13.00 % or (C) the Dilution Ratio shall exceed~~, (x) solely with respect to any Subject Period, 7.00% and, (y) otherwise, 4.00~~ 5.00% or (ii) the Days’ Sales Outstanding shall exceed~~, (A) solely with respect to any Subject Period, 75 days and, (B) otherwise,~~ 65 days;

(g) a Change in Control shall occur;

(h) a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;

(i) (i) any Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement, unless each of the Lenders or an Affiliate thereof are then a party to such related agreement and have consented to such waiver under such related agreement); (ii) any Lamar Party